Exhibit 99

[DELOITTE & TOUCHE LETTERHEAD]

May 6, 2003

Audit Committee of the Board of Directors
Potash Corporation of Saskatchewan Inc.
500 – 122 1st Ave S
Saskatoon SK S7K 7G3

Dear Audit Committee Members:

At your request, we have read the description included in your Quarterly Report on Form 10-Q to the Securities and Exchange Commission for the quarter ended March 31, 2003, of the facts relating to the change in accounting principle for finished product inventory from the lower of market or first-in, first-out (FIFO) cost to the lower of market or weighted average cost. We believe, on the basis of the facts so set forth and other information furnished to us by appropriate officials of Potash Corporation of Saskatchewan Inc. and its consolidated subsidiaries, that the accounting change described in your Form 10-Q is to an alternative accounting principle that is preferable under the circumstances.

We have not audited any consolidated financial statements of Potash Corporation of Saskatchewan Inc. and its consolidated subsidiaries as of any date or for any period subsequent to December 31, 2002. Therefore, we are unable to express, and we do not express, an opinion on the facts set forth in the above-mentioned Form 10-Q, on the related information furnished to us by officials of the Company, or on the financial position, results of operations, or cash flows of Potash Corporation of Saskatchewan Inc. and its consolidated subsidiaries as of any date or for any period subsequent to December 31, 2002.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Saskatoon, Saskatchewan, Canada